Exhibit 99.1

Foldera’s 4-for-1 Common Stock Share Split to Commence with Today’s Trading as Planned

Management Committed to Longterm Shareholder Value

HUNTINGTON BEACH, Calif.–(BUSINESS WIRE)–May 16, 2006–Foldera, Inc. (OTCBB:FDRA - News), the only free, open and easy-to-use web-based organizer and messaging/collaboration service, has announced that its planned 4-for-1 common stock split will go into effect today, as scheduled.

The stock split program is designed to increase liquidity in Foldera’s stock as Management continues to execute its strategic plans for development of its proprietary, next-generation organizing and messaging/collaboration service.

"This stock split is an important part of our program to foster an orderly market for Foldera's stock,” said Richard Lusk, CEO of Foldera. “We believe that the stock split will better position the Company for future growth, provide opportunities for broader ownership of our stock and to continue to enhance our strategic business initiatives and commitment to the creation of shareholder value."

The program, which includes a 4-for-1 forward stock split of Foldera's outstanding common stock, officially begins today, May 16, 2006. The record date for the stock split is May 15, 2006. Under the terms of the program, every share of Foldera common stock will be automatically converted into four shares of Foldera common stock. Holders will receive three additional shares of common stock for every share held on the record date.

About Foldera(TM), Inc.

Foldera(TM) is the free, secure and easy-to-use service that instantly organizes workflow. Foldera combines web-based email, instant messaging, document manager, task manager, calendar, contact manager and sharable folders into a unified productivity suite, available with a single login from any web browser. Foldera also has the unique ability to instantly sort and file your sent and incoming email, instant message dialogs, documents, tasks and events into folders, on a project-by-project basis, chronologically and in real-time.

Foldera's proprietary technology differs from competing collaboration products in a number of important ways:

•	Easier and faster to set-up and use
•	Organizes activities, teams and information automatically
•	Enables participants to communicate specifically in the context of each project and activity
•	Archives everything instantly
•	Notifies all participants of changes automatically and at the same time
•	Secures critical information instantly
•	Accessible remotely from a single centralized location on the Web
•	Enables participants to manage multiple projects, teams and information from one interface
•	No hardware or software to buy or maintain
•	Free to users

Foldera expects to generate revenues from the sale of premium services such as extra data storage and from embedded search and contextual advertising. Founded in 2001, Foldera is a publicly traded company (OTCBB:FDRA - News), headquartered in Huntington Beach, California.

For more information or to sign up for service, visit http://www.foldera.com.

This press release includes a number of forward-looking statements that reflect our management's current views with respect to future events and financial performance. Forward-looking statements include, but are not limited to, statements that are not historical facts, and statements including forms of the words "intend," "believe," "will," "may," "could," "expect," "anticipate," "plan," "possible" and similar terms. Actual results could differ materially from the results implied by the forward-looking statements due to a variety of factors, many of which are discussed throughout this press release and in our SEC filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly release any revisions to these forward-looking statements that may reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless required by law. Factors that could cause actual results to differ materially from those expressed in any forward-looking statement made by us include, but are not limited to:

•	our ability to finance our activities and maintain our financial liquidity;
•	unexpected resistance to the adoption of our product offering;
•	changes in consumer preferences or trends;
•	competitive offerings; and
•	our ability to develop a strong brand identity.

Contact:
Financial Communications:
Trilogy Capital Partners, Inc.
Paul Karon, 800-592-6067
paul@trilogy-capital.com